Exhibit 10.7

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

c/o Draper Oakwood Investments, LLC

55 East 3rd Ave.

San Mateo, CA 94401

September 14, 2017

Draper Oakwood Investments, LLC

55 East 3rd Ave.

San Mateo, CA 94401

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Draper Oakwood Technology Acquisition, Inc. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Draper Oakwood Investments, LLC shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 55 East 3rd Ave., San Mateo, CA 94401 (or any successor location). In exchange therefor, the Company shall pay Draper Oakwood Investments, LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Draper Oakwood Investments, LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO as a result of this letter agreement (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

DRAPER OAKWOOD TECHNOLOGY ACQUISITION, INC.

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

DRAPER OAKWOOD INVESTMENTS, LLC

By:	/s/ Aamer Sarfraz
Name: Aamer Sarfraz
Title: Managing Member